UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 14, 2004 (Date of earliest event reported: December 30, 2003)

Mission Broadcasting, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-6291602	51-0388022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Lackawanna Avenue

Scranton, PA 18503

(Address of Principal Executive Offices, including Zip Code)

(570) 961-2222

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets

On December 30, 2003, Mission Broadcasting, Inc. (“Mission”) completed the acquisition (the “Acquisition”) of Mission Broadcasting of Amarillo, Inc. (“Mission of Amarillo”), Kenos Broadcasting, Inc. (“Kenos”), Kenos Broadcasting II, Inc. (“Kenos II”) and their subsidiaries, pursuant to the merger agreement, dated September 12, 2003, among Mission, Mission of Amarillo, Kenos and Kenos II, as amended. The Acquisition was structured as a merger of Mission of Amarillo, Kenos and Kenos II and their subsidiaries into Mission. Earlier on December 30, 2003, VHR Broadcasting, Inc. (“VHR”) merged with and into Kenos and VHR Broadcasting of Billings, LLC (“VHR Billings”) merged with and into Kenos II.

Prior to the transactions described above, each of Mission of Amarillo, Kenos and Kenos II were 100% owned by the sole stockholders of Mission and VHR and VHR Billings were each 100% owned by an unrelated third-party.

Mission is operating the stations it has acquired through this Acquisition.

Mission paid approximately $80.0 million in connection with the acquisition. Mission financed the acquisition with borrowings from it amended senior credit facilities with Bank of America, N.A. and other lenders named therein and cash on hand.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements and Pro Forma Financial Statements of Business Acquired.

The financial statements and pro forma financial information required to be filed in connection with the Acquisition are not filed herein. Such financial statements will be filed as an amendment within 60 days after filing this Form 8-K.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MISSION BROADCASTING, INC.

Date: January 14, 2004	By:	/s/ David Smith

	Name:	David Smith
	Title:	President